UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 9, 2011

_________________________________

AGREE REALTY CORPORATION
(Exact name of registrant as specified in its charter)

__________________________________

Maryland	1-12928	38-3148187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31850 Northwestern Highway
Farmington Hills, MI  48334
(Address of principal executive offices)

Registrant's telephone number, including area code:  (248) 737-4190

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 9, 2011, Agree Realty Corporation (the “Company”) held its annual meeting of stockholders.  The matters on which the stockholders voted, in person or by proxy, were:

(i)	for the election of two directors of the Company to serve until the annual meeting of stockholders in 2014; and

(ii)	the ratification of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for 2011; and

(iii)
the approval, by non-binding vote, of executive compensation as disclosed in the Company’s proxy statement for the 2011 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission including the Compensation Discussion and Analysis, the compensation tables and other related disclosure; and

(iv)
the recommendation, by non-binding vote, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.

The two nominees were elected, the appointment of the independent registered public accounting firm was ratified, the executive compensation was approved, by non-binding vote, and the stockholders recommended, by non-binding vote, that the frequency of executive compensation votes should be every year. The results of the voting were as follows:

Election of Directors:

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Farris Kalil	5,374,108	232,228	0	3,132,041
Gene Silverman	5,347,845	258,491	0	3,132,041

                       Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,624,962	75,426	37,989	0

Approval, by non-binding vote, of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,268,302	154,304	183,729	3,132,041

To Recommend, by non-binding vote, the Frequency of Executive Compensation Votes:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
3,245,092	110,870	2,116,823	133,550	3,132,041

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

Dated: May 10, 2011	BY:	/s/ Alan D. Maximiuk
Alan D. Maximiuk
Vice President, Chief Financial Officer and Secretary